Exhibit 10.9

Sales Contract of Hangzhou Shanyou Medical Equipment Co., Ltd.

Supplier: Hangzhou Shanyou Medical Equipment Co., Ltd.         Purchaser: Hangzhou Qingniu Medical Instrument Co., Ltd.

In accordance with the relevant provisions of the Contract Law of the People’s Republic of China, the parties agreed to sign this Contract and jointly abide by it.

Article I. The supplier agrees to sell, and the purchaser agrees to purchase the following products as agreed herein: (currency unit is RMB)

Article I. The supplier agrees to sell, and the purchaser agrees to purchase the following products as agreed herein: (currency unit is RMB)

Product code	Product name	Specification	Quantity	Unit	Unit price	Amount (RMB)
12-090229	Disposable breathing lines for ventilators and anesthesia machines	B-07-1.6M	200	Set	55	11000
12-090248	Disposable breathing lines for ventilators and anesthesia machines	B-07-1.8M	50	Set	55	2750
02-010116	Medical surgical mask	Type C non-sterile	10000	Piece	0.15	1500
						0.000
						0.000
Total amount (in words):	RMB Fifteen thousand two hundred and fifty only					15250

Article II. The quality of medical equipment meets national standards.

Article III. The package of medical equipment meets relevant regulations and cargo transportation requirements.

Article IV. After the contract is signed and shipped, the supplier shall issue the original invoice and contract to the purchaser within one month.

Article V. The supplier provides the purchaser with products with a validity period of more than eight months, if the purchaser found product quality problems, the purchaser is allowed to unconditional return, and if any quality problems are found, the purchaser shall propose to the supplier within 7 days, and the overdue period shall be regarded as qualified quality.

Article VI. The supplier should indicate on the outer packing box that a sales list is enclosed and the goods are delivered to the place specified by the purchaser. The delivery list, product inspection sheet, and product certificate of conformity are attached to the goods, which should indicate the name, specification, quantity, batch number, origin, incoming unit, expiration date, product registration certificate number, production license number and other corresponding terms.

Article VII. Payment method: Cash on delivery

The purchaser shall remit (transfer) the payment to the bank account designated by Party A.

Account: Hangzhou Shanyou Medical Equipment Co., Ltd.

Bank of deposit: Wenyan Sub-branch of Zhejiang Xiaoshan Rural Commercial Bank Co., Ltd.

Account No.: 201000010258976

Article VIII. Transportation method and freight: The supplier will deliver the goods to the delivery address specified by the purchaser, and the payment includes tax and freight.

Article IX. Delivery address:

Invoice and delivery order address;

Article X. Dispute resolution and location: In the event of controversy or dispute during the performance of this Contract, the parties shall negotiate a settlement. If the negotiation fails, a lawsuit may be filed in the people’s court in the location of the supplier.

Article X. This Contract is in duplicate, one for each party; both have the same legal effect: this Contract shall take effect from the date of the seal. If there is anything unmentioned in the contract, the two parties shall make supplementary provisions after mutual consultation, and the supplementary provisions shall have the same effect as this Contract.

Article XII. Miscellaneous

Supplier: Hangzhou Shanyou Medical Equipment Co., Ltd. (sealed and effective) Hangzhou Shanyou Medical Instrument Co., Ltd.(seal) Legal representative: Yu Baiming Date of signature: September 30, 2021

Purchaser: Hangzhou Qingniu Medical Instrument Co., Ltd.

(sealed and effective)

Hangzhou Qingniu Medical Instrument Co., Ltd.(seal)

Legal Representative: ______________

Date of signature: September 30, 2021